UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 9, 2023

Chesapeake Utilities Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-11590	51-0064146
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Energy Lane, Dover, Delaware	19901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 302. 734.6799

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock - par value per share $0.4867	CPK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 9, 2023, Chesapeake Utilities Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Barclays Capital Inc., RBC Capital Markets, LLC and Wells Fargo Securities, LLC (the “Representatives”), as representatives of the underwriters listed on Schedule I thereto (the “Underwriters”). The Underwriting Agreement relates to an underwritten public offering by the Company of shares of its common stock (“Shares”) at a public offering price of $85.50 per Share (the “Offering”). Pursuant to the terms of the Underwriting Agreement, the Company agreed to sell 3,859,649 Shares to the Underwriters at a purchase price of $82.72125 per Share. The Company also granted the Underwriters a 30-day option to purchase up to an additional 578,947 Shares, which the Underwriters have exercised in full.

The net proceeds to the Company are estimated to be approximately $367.2 million, after deducting the underwriting discounts and commissions and before offering expenses.

The Underwriting Agreement includes customary representations, warranties and covenants by the Company. It also includes customary indemnification and contribution provisions.

The Offering was made pursuant to a registration statement on Form S-3 (Registration No. 333-274284), including the prospectus dated August 31, 2023, as supplemented by a preliminary prospectus supplement dated November 9, 2023, filed on November 9, 2023, and a final prospectus supplement dated November 9, 2023, filed on November 14, 2023. The Offering is expected to close on or about November 14, 2023, subject to the satisfaction of customary closing conditions.

A copy of the Underwriting Agreement is being filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Baker & Hostetler LLP, counsel to the Company, has issued an opinion to the Company, dated November 14, 2023, regarding the Shares to be issued by the Company in the Offering. A copy of the opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Numbers	Description

1.1	Underwriting Agreement, dated as of November 9, 2023, among the Company and the Underwriters

5.1	Legal Opinion of Baker & Hostetler LLP

23.1	Consent of Baker & Hostetler LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chesapeake Utilities Corporation

November 14, 2023	By:	/s/ Beth W. Cooper
	Name:	Beth W. Cooper
	Title:	Executive Vice President, Chief Financial Officer, Treasurer, and Assistant Corporate Secretary